Exhibit 99.6

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF STABLECOINX

Unless otherwise indicated or the context requires, references in this section to “we,” “our,” or the “Company” refer to StablecoinX Assets Inc. prior to the Business Combination and StablecoinX Inc. and its consolidated subsidiaries after giving effect to the Business Combination. This discussion and analysis provides information that management believes is relevant to an assessment of the Company’s financial condition and results of operations. This discussion and analysis should be read together with the sections of the Report entitled “Information About StablecoinX” and the Company’s financial statements and related notes thereto included elsewhere in the Report. In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties, and assumptions. Actual results and timing of selected events may differ materially from those anticipated as a result of various factors, including those set forth under “Risk Factors” in the final prospectus filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on February 17, 2026, as supplemented on May 29, 2026 (the “proxy statement/prospectus”) or elsewhere in this Report.

Overview

The Company is focused on building an integrated infrastructure platform within the Ethena ecosystem. The Company’s operations are organized across three complementary business lines: (i) Infrastructure Services, (ii) Infrastructure Software, and (iii) Distribution Services, and are supported by a strategic ENA treasury position.

The Company became a publicly traded company following the closing of the Business Combination on June 25, 2026. The Company operates an integrated platform consisting of live Infrastructure Services and the ongoing development of its Infrastructure Software and Distribution Services businesses. Its Infrastructure Services business includes the operation of validator infrastructure and a decentralized verifier node (“DVN”) platform supporting cross-chain activity within the Ethena ecosystem. In parallel, the Company is advancing the development and phased commercialization of its Infrastructure Software and Distribution Services businesses, which are intended to expand the utility and institutional adoption of Ethena digital dollar products over time.

The Company’s operating model is designed to function as an integrated ecosystem in which each business line reinforces the others. Infrastructure Services provide live network participation and technical validation capabilities; Infrastructure Software is intended to provide middleware functionality that simplifies enterprise adoption of Ethena digital dollar products; and Distribution Services are intended to facilitate institutional access and capital formation related to Ethena products. The Company believes that increased adoption and usage within the Ethena ecosystem may, over time, increase activity across each of these business lines and may also be associated with changes in the market value and strategic utility of the Company’s ENA treasury holdings.

While Infrastructure Services are currently live and generating early-stage activity, Infrastructure Software and Distribution Services remain under development and are expected to be commercialized on a phased basis. There can be no assurance regarding the timing, scope, or success of commercialization of these business lines or that the Company will generate meaningful or sustainable revenue.

The Company’s ability to generate revenue and achieve profitability will depend on a number of factors, including continued growth and adoption of the Ethena ecosystem, successful deployment and scaling of its infrastructure and software products, regulatory developments applicable to digital assets and stablecoins, and broader market conditions affecting blockchain infrastructure, digital asset liquidity, and institutional participation.

Recent Developments

On June 25, 2026, the Company closed its previously announced Business Combination with TLGY and SC Assets. Pursuant to the terms of the Business Combination Agreement, on the Closing Date, (1) TLGY merged with and into SPAC Merger Sub, with TLGY continuing as the surviving company, as a result of which the holders of TLGY Ordinary Shares received one share of StablecoinX Class A Common Stock for each TLGY Class A Ordinary Share held by such shareholder, and (2) immediately thereafter, Company Merger Sub merged with and into SC Assets, with SC Assets continuing as the surviving company, as a result of which the holders of shares of SC Assets Class A Common Stock received one share of StablecoinX Class A Common Stock for each share of SC Assets Class A Common Stock held by such holder and the holders of shares of SC Assets Class B Common Stock received one share of StablecoinX Class A Common Stock and one share of StablecoinX Class B Common Stock for each share of SC Assets Class B Common Stock held by such holder. As a result of the Closing, TLGY and SC Assets became wholly-owned subsidiaries of the Company, and the Company became a publicly traded company.

Plan of Operations and Expected Revenue Sources

Following the Closing, the Company is actively operating its Infrastructure Services business and is continuing to develop its Infrastructure Software and Distribution Services businesses. The Company expects its near-term operations to be driven primarily by its live validator and DVN infrastructure, while longer-term growth is expected to be driven by commercialization of its Stablecoin Harness platform and expansion of institutional distribution activities.

Infrastructure Services (Live Operations)

The Company currently generates early-stage infrastructure revenue through its live Validator Services and DVN Services offerings.

Validator operations consist of a full-stack Ethereum validator node utilizing staked ETH collateral, which supports blockchain transaction validation, block production, and network consensus functions. The Company may expand validator operations to additional blockchain networks over time, subject to commercial opportunities and technical feasibility. The Company may also decide to scale down its Ethereum validator operations if it does not fit strategically with its mandate.

DVN operations provide cross-chain verification services for Ethena ecosystem assets using LayerZero messaging infrastructure. The Company is entitled to receive fees, paid in ENA tokens, under a DVN Services Agreement with Ethena OpCo based on aggregate cross-chain transaction volume processed through its DVN infrastructure. The Company expects DVN activity to scale with increased cross-chain usage of Ethena digital dollar products across supported blockchain networks.

Together, these infrastructure services are intended to provide scalable, usage-linked revenue streams that grow in correlation with ecosystem activity.

Infrastructure Software (Under Development)

The Company is developing the Stablecoin Harness, a middleware software platform designed to provide a unified API layer enabling enterprises and institutions to integrate Ethena digital dollar products into payments, treasury management, liquidity operations, and related financial workflows.

The Stablecoin Harness is being developed as a phased product. The initial release is expected to include payment routing functionality and gas abstraction features, with subsequent releases expected to expand functionality to include treasury management, settlement infrastructure, liquidity optimization, reporting tools, and compliance-related capabilities.

The Company expects to monetize the Stablecoin Harness through transaction-based fees, SaaS subscription arrangements, and potentially other enterprise software pricing models. The platform is not yet commercially available, and there can be no assurance regarding timing, adoption, or future revenue generation.

The Stablecoin Harness is designed to operate in conjunction with the Company’s DVN infrastructure, enabling cross-chain verification and settlement processes. If successfully implemented, this integration is expected to increase utilization of DVN services as platform usage expands.

Distribution Services (Under Development)

The Company is developing a Distribution Services business intended to facilitate institutional adoption of Ethena digital dollar products, including USDe and USDtb.

This business may include capital formation activities, structured financing transactions, and the potential sponsorship of investment vehicles, including exchange-traded products and other pooled investment structures providing exposure to Ethena digital dollar products. These activities remain subject to regulatory approval, market conditions, and execution of definitive agreements.

The Company has entered into a Distribution Partnership Agreement with Ethena OpCo pursuant to which it may act as a non-exclusive distribution partner for Ethena digital dollar products. The Company expects to earn fees based on the volume of Ethena products acquired through distribution activities, subject to agreed pricing terms.

There can be no assurance that the Company will successfully implement its Distribution Services strategy or generate material revenues from these activities.

ENA Treasury Strategy

The Company maintains a strategic treasury position in ENA tokens intended to align its long-term economic interests with the growth of the Ethena ecosystem.

The Company expects its ENA holdings to be utilized across multiple operational functions, including supporting validator operations, securing DVN infrastructure, and potentially participating in other protocol-aligned activities as they become available. The Company may also seek to increase its ENA holdings over time, including through potential discounted acquisitions under its Collaboration Agreement with the Ethena Foundation, subject to availability and market conditions.

The Company does not currently maintain formal policies governing the sale of ENA tokens and does not intend to actively trade its ENA holdings. However, the Company may, in the future, convert portions of its ENA holdings, and fees received in ENA tokens, to cash to fund operating expenses, capital expenditures, or liquidity needs, subject to market conditions and contractual restrictions, including those forth int the Collaboration Agreement. During the term of the Collaboration Agreement, the Company and its affiliates may not (i) sell, transfer, pledge or otherwise encumber any ENA Tokens held by it or its affiliates or (ii) provide any substantially similar services to any other third party or any other crypto-based decentralized network or protocol without the consent of Ethena, or in any event, attempt to launch a token, either directly or indirectly. In addition, the Investment Committee will have authority over capital allocation decisions of StablecoinX, including the timing, size, price and frequency of purchases of ENA Token, material borrowings and any other transaction outside the normal course of StablecoinX’s business, among other things.

Principal Factors Affecting Our Results of Operations and Material Trends

Our results of operations and financial performance are influenced by, and are expected to continue to be influenced by, the growth and adoption of the Ethena ecosystem, demand for blockchain infrastructure and stablecoin-related services, and our ability to scale and commercialize our Infrastructure Services, Infrastructure Software, and Distribution Services businesses. Our business model is designed to generate revenue primarily through infrastructure and software services, supported by a strategic ENA treasury position that aligns our long-term interests with the Ethena ecosystem.

The Company currently operates live Infrastructure Services, including validator infrastructure and a decentralized verifier node (“DVN”) platform, and is actively developing its Infrastructure Software and Distribution Services businesses. While Infrastructure Services currently represent the Company’s only operational revenue-generating activities, future results will depend on the successful scaling of these services and the commercialization of the Company’s software and distribution initiatives.

A portion of the Company’s infrastructure strategy is linked to the continued expansion of Ethena ecosystem activity across multiple blockchain networks and increasing usage of Ethena digital dollar products, including USDe and USDtb. Growth in cross-chain activity, institutional adoption, and protocol-level transaction volume is expected to directly impact DVN utilization, validator participation opportunities, and potential software demand. However, there can be no assurance that such growth will occur at anticipated levels or at all.

The Company also expects to generate revenue from the future commercialization of its Stablecoin Harness platform, which remains under development. The Stablecoin Harness is designed to provide a unified middleware API for payments, treasury management, liquidity operations, and related financial workflows. The timing and success of commercialization will depend on development progress, customer adoption, regulatory considerations, and broader market conditions.

In addition, the Company is developing a Distribution Services business intended to facilitate institutional access to Ethena digital dollar products. This business may include capital formation activities, structured financing arrangements, and potential sponsorship of investment vehicles. These activities remain subject to regulatory approvals, market conditions, and execution of definitive arrangements, and there can be no assurance regarding timing, scale, or profitability.

The Company expects that its ENA treasury will continue to play a strategic role in supporting its operations and aligning its incentives with ecosystem growth. ENA holdings may be utilized in connection with validator and DVN operations or other protocol-aligned activities, subject to applicable network rules, governance decisions, and market conditions. The Company does not currently engage in active trading of ENA and does not expect to rely solely on token price appreciation as a source of operating revenue; however, fluctuations in the price of ENA may materially impact the Company’s financial condition and results of operations due to the size and nature of its treasury holdings.

The primary factors that are expected to influence our results of operations and present both opportunities and risks include the following:

●	Price of ENA Token: The Company’s financial results are expected to be materially affected by the market price of ENA, which is historically volatile. Changes in ENA price may affect the value of the Company’s treasury holdings and any protocol-linked activities.

●	Regulation: Regulatory developments affecting digital assets, stablecoins, blockchain infrastructure, and related financial services may materially impact our operations, compliance obligations, and market opportunities.

●	Institutional Adoption of Ethena Products: Increased institutional adoption of USDe, USDtb, and related Ethena products may drive higher transaction volumes, cross-chain activity, and demand for infrastructure and middleware services.

●	Market Perception and Ecosystem Confidence: Perceptions of the Ethena ecosystem, including confidence in its stability, governance, and adoption trajectory, may significantly influence usage levels, network activity, and ENA valuation.

●	Monetary and Macroeconomic Conditions: Interest rates, inflation, liquidity conditions, and broader capital market trends may affect demand for digital assets and the Company’s ability to raise capital for infrastructure expansion and ENA accumulation.

●	Technological Development and Innovation: Advances in blockchain scalability, interoperability, and security may enhance infrastructure efficiency, while protocol vulnerabilities, competing technologies, or technical failures may adversely affect adoption and network usage.

●	Competition: Competition from alternative stablecoins, blockchain networks, and infrastructure providers may reduce transaction volumes, compress margins, or limit growth opportunities across validator, DVN, and software-related activities.

●	Protocol and Governance Changes: Changes to Ethena protocol design, tokenomics, governance, or cross-chain architecture may materially affect infrastructure demand, DVN utilization, and the economic characteristics of ENA.

●	Liquidity and Market Volatility: Limited liquidity or extreme volatility in ENA or other digital assets may impact the Company’s ability to manage its treasury, raise capital, or efficiently fund operations.

●	Cybersecurity and Operational Risks: Our infrastructure relies on cloud-based and third-party systems, exposing us to risks of outages, cyberattacks, and operational disruptions. Any such events could materially affect service availability and financial performance.

●	Fee Mechanisms and Protocol Economics: Future protocol-level fee mechanisms, including any potential revenue-distribution arrangements, remain uncertain in timing, structure, and regulatory viability.

●	Listing and Compliance Requirements: Continued compliance with Nasdaq listing standards and SEC reporting obligations is required to maintain our public listing. Failure to meet these requirements could adversely affect liquidity, capital access, and market perception.

●	Key Personnel Risk: Our ability to execute our strategy depends on retaining experienced technical and executive personnel. Loss of key individuals could impair operations and development timelines.

●	Macroeconomic and Market Conditions: Broader economic instability, financial market volatility, or geopolitical events may reduce investor appetite for digital assets and negatively affect ecosystem activity.

●	Legal and Regulatory Risk: We may be subject to regulatory inquiries, litigation, or enforcement actions related to our operations or participation in the digital asset ecosystem, which could result in financial or reputational harm.

●	Cost Structure and Public Company Expenses: Costs associated with operating as a public company, including compliance, legal, and advisory expenses, may impact liquidity and reduce capital available for growth initiatives.

●	Ownership Structure and Governance: Following the Business Combination, the Company has a dual-class structure and Ethena holds a controlling voting interest, which may affect governance dynamics and investor perception.

●	Other Risks: Additional operational, financial, regulatory, technological, and market risks—including unforeseen changes in blockchain infrastructure standards, smart contract vulnerabilities, or rapid shifts in digital asset market structure—may materially affect our results of operations. See “Risk Factors” for additional information.

These factors are not exhaustive, and additional risks and uncertainties described in the section entitled “Risk Factors” in the proxy/statement prospectus may also materially affect the Company’s results of operations

Risks and Uncertainties Affecting Future Results

The Company operates an emerging infrastructure platform with a limited operating history in its current business configuration, which may make it difficult to accurately predict future performance. The Company’s results of operations will depend on its ability to scale its Infrastructure Services business, successfully develop and commercialize its Infrastructure Software and Distribution Services businesses, and expand participation within the Ethena ecosystem.

A significant portion of the Company’s future revenue is expected to be linked to ecosystem activity within the Ethena network, including cross-chain transaction volume and institutional adoption of Ethena digital dollar products. As a result, changes in ecosystem growth, user adoption, or underlying protocol activity may materially affect the Company’s financial performance.

The Company’s business strategy also depends on access to sufficient capital to fund operations, infrastructure expansion, and potential acquisitions of ENA tokens. While the Company may seek to raise additional capital through equity or debt financings, there can be no assurance that such financing will be available on favorable terms, or at all.

In addition, the Company’s results will be affected by a range of factors, including volatility in digital asset markets, regulatory developments, competitive dynamics, technological changes, and the Company’s ability to successfully execute its infrastructure and software roadmap. Even if the Company achieves growth in certain periods, such growth may not be sustained and could fluctuate significantly from period to period.

Results of Operations

As of the period from June 30, 2025 (inception) to December 31, 2025 and the quarter ended March 31, 2026 , the Company had limited operating history and has generated limited revenue. Following the Closing and to the extent our infrastructure software (Stablecoin Harness) and distribution services are successfully deployed, we expect that our results of operations will primarily depend on:

●	Revenue generated from our DVN validator nodes; and

●	Staking rewards earned through validator operations, such as our ETH validators; and

●	Revenue generated from our Stablecoin Harness; and

●	Revenue generated from our Distribution Partnership Agreement; and

●	Market performance of ENA Tokens held in the treasury.

We anticipate that our future expenses will include fees relating to our Software License Agreement and Managed Services Agreement, investments in hardware, software, cybersecurity, and compensation to board members and management and other skilled personnel to establish and maintain our operations, as well as the costs of being a public company. Over time, the Company aims to achieve profitability through increased validator and DVN efficiency and the introduction of software and distribution service offerings.

For the period from June 30, 2025 (inception) to December 31, 2025, the Company incurred a net loss of approximately $233,000, primarily reflecting formation and general administrative expenses relating to the Business Combination.

For the quarter ended March 31, 2026, the Company incurred a net loss of approximately $407,728, primarily reflecting general administrative expenses relating to the Business Combination and research and development costs relating to the activities associated with the Company’s development of its Stablecoin Harness software.

Liquidity and Capital Resources

As of December 31, 2025, the Company had cash of $18,708 and working capital of approximately $117,250 and no material debt obligations.

As of March 31, 2026, the Company had cash of $2,782 and negative working capital of approximately $(315,353) and no material debt obligations.

The Company assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs which has been significantly enhanced by the completion of the Business Combination on June 25, 2026. Its expected primary uses of cash are for working capital requirements, operating expenses associated with the continuing development of infrastructure software, infrastructure services, distribution services, and general corporate purposes. Any future acquisitions of additional ENA Tokens would be subject to contractual rights, market conditions, and the Company’s liquidity needs at the time. Because staking or similar activities, may restrict the immediate liquidity of ENA Tokens, the Company intends to evaluate liquidity considerations on an ongoing basis but has not yet adopted formal policies governing minimum liquidity levels or unstaking procedures. The Company’s management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the business operations and the development of market and strategic relationships with other businesses.

In order to finance its growth, the Company may need to raise additional financing. If additional financing is required from outside sources, the Company may not be able to raise such capital on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements — Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date our financial statements included elsewhere in this proxy statement/prospectus. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Policies and Estimates

Our audited financial statements and the accompanying notes thereto included elsewhere in this proxy statement/prospectus are prepared in accordance with GAAP. The preparation of financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, costs and expenses, and related disclosures. We base our estimates on assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from our estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected.

Given the limited operating history, we currently do not have any critical accounting policies. See Note 2 of the Company’s audited financial statements included elsewhere in this proxy statement/prospectus for a description of our significant accounting policies.

Off-Balance Sheet Arrangements

Other than as described elsewhere in this proxy statement/prospectus, the Company does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material effect on financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources.

Contractual Obligations

As of March 31, 2026, we do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Recent Accounting Pronouncements

Refer to Note 2 of the Company’s audited financial statements included elsewhere in this proxy statement/prospectus for a discussion of recent accounting pronouncements that may impact the Company.

Emerging Growth Company Status

The Company is expected to be an emerging growth company as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to enactment until such standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards until the earlier of (i) no longer qualifying as an emerging growth company or (ii) affirmatively and irrevocably opting out. As a result, these financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.